EXHIBIT 10.43

                                     DRAFT 1
                              Repligen Corporation
                               One Kendall Square
                                  Building 700
                         Cambridge, Massachusetts 02139
                                 (617) 225-6000

Walter C. Herlihy, Jr.
11 Brookhead Avenue
Beverly, MA  01915


Dear Mr. Herlihy:

        This is to confirm that you will be appointed President, Chief Executive Officer, and Director of Repligen Corporation effective 14 March, 1996.

        Our understanding of the terms of your employment are as follows:

        1. You will receive a base annual salary of $160,000. Bonuses, based upon performance, may be given in the discretion of the Board of Directors.

        2. You will be awarded options for 100,000 shares of common stock of Repligen Corporation which will vest evenly over a five-year period and which will be governed by Repligen's stock option plans. Notwithstanding the foregoing, 50% of any unvested options shall vest immediately upon notice of termination of your employment or a change in control of the Corporation.

        3. You are entitled to all health, medical and life insurance benefits that are provided, from time to time, by Repligen Corporation.

        4. Your employment at Repligen may terminate, with or without cause, upon 30 days' prior written notice from the Board of Directors or from you. If your employment is terminated, you will be entitled to severance remuneration of base salary at the rate then in effect, payable monthly in arrears, until you find employment, but for no longer than 8 months.

        5. You agree to execute standard noncompetition and nondisclosure agreements as soon as possible.

        We look forward to an exciting collaboration between you, the Board of Directors, and all the employees at Repligen.

        Could you kindly indicate your agreement to the above by signing in the space provided below and returning one copy to me.

                                    REPLIGEN CORPORATION:

                                    By:

                                    Name:

                                    Title:

                                    Date:

I AGREE TO THE ABOVE:


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DATED: